2

                          TO BE EFFECTIVE JULY 13, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG MUNICIPAL FUNDS, INC.

         The undersigned Vice President and Assistant Secretary of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Intermediate Municipal Bond Fund as an additional class of Common Stock, as indicated below.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES            AUTHORIZED NUMBER OF SHARES
Strong Intermediate Municipal Bond Fund              Investor           Indefinite
Strong Municipal Advantage Fund                      Investor           Indefinite
                                                     Advisor            Indefinite
                                                     Institutional      Indefinite
Strong Municipal Money Market Fund                   Investor           Indefinite
Strong Short-Term High Yield Municipal Fund          Investor           Indefinite
                                                     Advisor            Indefinite
Strong Tax-Free Money Fund                           Investor           Indefinite
Strong Wisconsin Tax-Free Fund                       Investor           Indefinite
                                                     Advisor            Indefinite'

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 4, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required

         Executed in duplicate this 9th day of July, 2001.

                                     STRONG MUNICIPAL FUNDS, INC.

                                      By:  /S/ SUSAN A. HOLLISTER
                                          -------------------------
                                          Susan A. Hollister, Vice President and
                                          Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051